         Exhibit
         Number
         -------

         21

                  SUBSIDIARIES OF SPECTRUM BANCORPORATION, INC.

Name                                                 State of Incorporation
----                                                 ----------------------
Great Western Bank                                   Nebraska

F&M Bank                                             South Dakota

Rushmore Bank & Trust                                South Dakota

Citizens Bank, Mt. Ayr                               Iowa

Citizens Bank, Clive                                 Iowa

Citizens Bank of Princeton                           Missouri

Spectrum Banc Service Corporation                    South Dakota

*Spectrum Capital Trust I                            A statutory business trust organized
                                                     under the Delaware Business Trust Act

*Spectrum Capital Trust II                           A statutory business trust organized
                                                     under the Delaware Business Trust Act


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